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EXHIBIT 21.1

COMPANY

Austria
ATV PrivatTV Services AG
Chello Broadband GmbH
Cignal Global Comm. Austria GmbH
Priority Telecom Austria Gmbh
TeleKabel Baden GmbH
TeleKabel Graz GmbH
TeleKabel KlagenfurtGmbH
TeleKabel WienGmbH
TeleKabel Wienernuestadt/NeukirchenGmbH

Australia
Chello Broadband Australia Pty Ltd

Belgium
Chello Broadband NV
Cignal Global Communications Belgium Sa
Priority Telecom Belgium NV/SA
UPC Belgium NV/SA

Bermuda
Cignal Global Com.. Bermuda Ltd

Canada
Cignal Global Comm. Canada Holding Inc
Cignal Global Comm. Canada U.L.C.

Chile
Chello Broadband Chile Limitada

Czech Republic
Besy Praha sro
Cesky Mobile A.S
Czech Link sro
Kabelnet Brno AS
KabelNet Holding as
KabelPlus Tel AS
Sat Net spol sro
UPC CESKA Republica as
UPC Sport s.r.o.

Croatia
UPC Hrvatska d.d.

Denmark
Cignal Global Comm. Denmark A/B

Finland
Priority Wireless Finland Oy

France
Chello Broadband SAS
Cite Cable Caladois SA
Cite Cable Centre Bretainge SA
Cite Cable Esonne SA
Cite Cable Est (in liquidation) SA
Cite Cable Jurasienne SA
Cite Cable Saintonges SA
CiteCable Auvergne SA
CiteCable Goussainville SA
CiteCable SA
Intercomm France Holding SA
Mediareseaux SA
Priority Telecom France as
Reseaux Cables Cote d'Azur SA
Rhone Vision Cable SAS
Sirc Holding SN
Sirc SNC
Somerco SARL
UPC France SA
Videopole Assistance Sa
Videopole Services SA

Germany
Chello Broadband GmbH
Cignal Global Comm. Germany GmbH
Primacom GmbH
Priority Telecom GermanyGmbH
PCOM GmbH
EWT Holding GmbH

Hungary
Chello Broadband Communications Kft.
Karpatia Alapitvany a Demokraciert
Monor Kabeltelevizio Kft.
Monor Telefon Tarsasag Rt.

Priority Telecom Hungary Kft
Szab-I-Net kht
Szol-Nex 97 kft
Tapiotel rt.
Sport1 Tv Rt
UPC Direct kft.
UPC Hungary kft
Team Telecom Kft

HongKong
Cignal Global Comm. Hong Kong Ltd
CGC Hong Kong, Taiwan Branch

Italy
Cignal Global Comm. Italy s.r.l.

Ireland
Tara Television Ltd
Cignal Global Comm. Ireland Ltd

Japan
Cignal Global Japan K.K.
Cignal Telecommunications Japan K.K.

Korea
Cignal Global Comm. Korea Inc

Luxembourg
SBS Broadcasting SA
Cignal Global Comm. Luxembourg S.A.

Malta
Melita Cable plc

Mexico
Chello Broadband Mexico AS de RL de CV
Cignal Communcations Mexico SA de CV

New Zealand
Chello Broadband New Zealand Ltd

The Netherlands
A2000 Holding NV
Belmarken Holding BV
Bicatobe Investments BV
Binan Investments BV
BV Holding CAI
Cable Networks Austria Holding BV
Cable Networks Brabant Holding BV
Cable Networks Holding BV
Cable Networks Netherlands Holding BV
Cable Networks Zuid-Oost Brabant BV
CAI Aandelen OG Alkmaarse Kabel BV
CAI Deelnemingen Beheer BV
Chello Broadband BV
Chello Broadband Nederland BV
Chello Broadband NV
Cignal Global Communications BV
Cignal Global Communications Holding BV
CineNova BV
De Alkmaarse Kabel BV
Door2Door BV
ESC Programming BV
Extreme Sports JV
Holding CAI Beheer Aandelen OG Alk. BV
Iberian Programming Services CV
KabelTelevisie Amsterdam BV
KabelTelevisie Eindhoven NV
Labesa Holding BV
Media Group West BV
MediaKabel BV
MTV Network Polska BV
MTV Networks VOF
Nidlo BV
Paruse BV
Plator Holding BV
Poland Cable Vision BV
Priority Holding BV
Priority Telecom Nederland BV
Priority Telecom NV
Priority Wireless BV
Salesa BV
Stichting Chello Foundation
Stichting Priority Telecom Foundation

Stipdon Investments BV
UPC Transsylvania BV
TeleKabel Hungary NV
Uniport BV Communications BV
United Football Broadcasting BV
UPC Alkmaar Holding BV
UPC Bondi B.V
UPC Services BV
UPC Czech Holding
UPC Direct Programming BV
UPC Direct Programming II BV
UPC Distribution Holding BV
UPC Distribution Services BV
UPC Facility BV
UPC France Holding BV
UPC Holding BV
UPC Holding II BV
UPC Holding III BV
UPC Holding IV BV
UPC Holding Services BV
UPC Intermediates BV
UPC Internet Holding BV
UPC Investments I BV
UPC KabelTV & Telecom BV
UPC Nederland NV
UPC Nederland Services BV
UPC Management BV
UPC NV
UPC Operations BV
UPC Programming BV
UPC Programming Services BV
UPC Romania Holding BV
UPC Scandinavia Holding BV
UPC Slovakia Holding BV
UPC Somax BV
UPC Services BV
UPC Telecom BV
UPC TV Holding BV
Wizja TV BV
Wizja TV II BV
Zeblas BV
Zomerwind Holding BV

Norway
Chello Broadband AS
Priority Telecom AS
Priority Telecom Vestfold AS
UPC Norge AS

Portugal (all companies in liquidation)
Intercabo por Televisao por Cabo SA
Intercabo Capital Comunicacoes por Cabo SA
Intercabo Sul Comunicacoes por Cabo SA

Poland
Atomic TV Sp zoo
At Media Sp zoo
Chello Broadband SP zoo
Media Investment SA
Medialne Towarszystwo Ackyjne SA
Mazurska TK Sp zoo
MTV Network Polska zoo
Polska Telewizja Cyfrowa Wizja TV Sp zoo
UPC Telewizja Kablowa Sp.
Polska Telewizja Kablowa SA (PTK)
Polski Broker Sp zoo
PTK Lublin SA
PTK Szczecin Sp. Zoo
PolTelKab Sp zoo
Syngery Investment Sp zoo
TV Kabel Sp. Zoo
TK Gosat Sp zoo
Telewizjna Korpracja Partycypayjna SA

Romania
UPC Romania AS
Eurosat CA TV srl.

Slovak Republic
Kabel Plus Vychodne Slovensko as
Trnavatel, spol. Sro.
UPC Slovenska sro
Priority Telecom Slovakia as

Spain
Cignal Global Comm. Spain S.L.
Spanish Programming Inc Y Compania SC

Sweden
Chello Broadband AB
NBS NordIc Broadband Services AB
Priority Telecom Sweden
UPC Digital AB
UPC Sweden AB

Switzerland
Priority Wireless Switzerland GmbH
Cignal Global Comm.Switzerland GmbH

United Kingdom
Chello Broadband Ltd.
Cignal Global Comm. UK Ltd
Innergy JV
MTV Polska Ltd
Tara Television Global Ltd
Tara Television UK Ltd
UPC Programming Services Ltd
UPC Services Ltd
UPC Tvi Ltd
Xtra Music Ltd

USA
At Entertaiment Programming Inc (Del)
Chello Broadband USA Inc. (Del)
Priority Telecom Inc. (Del)
Cignal Global Comm. Carrier Services Inc. (Del)
Cignal Local Communications Inc. (Del)
CGC Securities Corp.(Mass.)
Hungary Holding Co. (NY)
Fox Kids Poland Inc
Mozaic Entertainment Inc (Del)
Movieco Partnership GP
KabelKom Holding Inc. (Del)
Poland Communications Inc (Conn)
UIH Romania Ventures Inc (Del)
UPC Romania Inc (Col)
UPC Staffing Inc.(Del)
UPC Polska Inc (Del)
UPC Financing Partnership (Del)
UPC Aviation Services (Col)

QuickLinks

EXHIBIT 21.1